EXHIBIT 99

CONTACT:                        Thor Erickson – Investor Relations
(770) 989-3110

Laura Brightwell – Media Relations
(770) 989-3023

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES INC. TO WEBCAST
 2010 OUTLOOK CONFERENCE CALL

ATLANTA, December 01, 2009 – Coca-Cola Enterprises (NYSE: CCE) will host a conference call with analysts and investors on Thursday, December 17 at 11:00 a.m. ET.  John F. Brock, chairman and chief executive officer, and Bill Douglas, executive vice president and chief financial officer, will provide an update on 2009 business trends and discuss the company’s outlook for 2010.

The company will webcast the conference call via its Internet site at www.cokecce.com.  A replay of the presentation will be available at the site later that day.

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.
# # #